As filed with the Securities and Exchange Commission on August 25, 2010
Registration No. 333-105283

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2349915
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3631 West Davis, Suite A
Dallas, Texas 75211
(Address of principal executive offices and zip code)

TANDY BRANDS ACCESSORIES, INC.
STOCK PURCHASE PROGRAM
(Full title of the plan)

M.C. Mackey
Chief Financial Officer
3631 West Davis, Suite A
Dallas, Texas 75211
(214) 519-5200
(Name, address and telephone number,
including area code, of agent for service)
Copy to:
Christopher D. Williams, Esq.
Winstead PC
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270
(214) 745-5400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 to Form S-8 relates to the registration statement on Form S-8 (Registration No. 333-105283) filed by Tandy Brands Accessories, Inc. (the “Company”) with the Securities and Exchange Commission on May 15, 2003 (the “Registration Statement”) to register (i) 300,000 shares of the Company’s common stock, par value $1.00 per share, for issuance under the Tandy Brands Accessories, Inc. Stock Purchase Program; and (ii) an indeterminate amount of participants’ interests in the Stock Purchase Program. All of such shares have been issued under the Stock Purchase Program, which was terminated by the Company’s Board of Directors on February 4, 2010.
The Company hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 24, 2010:

TANDY BRANDS ACCESSORIES, INC.

By:	/s/ N. Roderick McGeachy, III N. Roderick McGeachy, III
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ N. Roderick McGeachy, III N. Roderick McGeachy, III	President, Chief Executive Officer, Chairman of the Board, and Director (principal executive officer)	August 24, 2010

/s/ W. Grady Rosier W. Grady Rosier	Lead Independent Director	August 24, 2010

/s/ James F. Gaertner James F. Gaertner, Ph.D., C.P.A.	Director	August 24, 2010

/s/ Roger R. Hemminghaus Roger R. Hemminghaus	Director	August 24, 2010

/s/ George C. Lake George C. Lake	Director	August 24, 2010

/s/ Colombe M. Nicholas Colombe M. Nicholas	Director	August 24, 2010

/s/ Gene Stallings Gene Stallings	Director	August 24, 2010

/s/ William D. Summitt William D. Summitt	Director	August 24, 2010

/s/ M.C. Mackey M.C. Mackey	Chief Financial Officer (principal financial officer and accounting officer)	August 24, 2010

The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Tandy Brands Accessories, Inc. Stock Purchase Program has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 24, 2010.

TANDY BRANDS ACCESSORIES, INC. STOCK PURCHASE PROGRAM

By:	/s/ N. Roderick McGeachy, III N. Roderick McGeachy, III
Administrative Committee Member

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